BY-LAWS

                                    OF

                     ARROW AUTOMOTIVE INDUSTRIES, INC.

                     (AS AMENDED THROUGH JUNE 6, 1997)

                               ARTICLE FIRST

                               STOCKHOLDERS

     SECTION 1. ANNUAL MEETING. The annual meeting of stockholders shall be held on the second Thursday of November in each year (or if that be a legal holiday in the place where the meeting is to be held, on the next succeeding full business day) at the hour fixed by the Directors or the President and stated in the notice of the meeting. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or by these By-Laws, may be specified by the Directors or the President. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu thereof, and any action taken at such meeting shall have the same effect as if taken at the annual meeting.
     SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders may be called by the President, or by the Directors, and shall be called by the Clerk, or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of one or more stockholders who are entitled to vote at the meeting and who hold at least one-tenth part in interest of the capital stock entitled to vote at the meeting, stating the time, place and purposes of the meeting. No call of a special meeting of the stockholders shall be required if such notice of the meeting shall have been waived either in writing (including a telegram) by every stockholder entitled to notice thereof, or by his attorney thereunto authorized.
     SECTION 3. PLACE OF MEETINGS. All meetings of stockholders shall be held at the principal office of the corporation unless a different place (within the United States) is fixed by the Directors or the President and stated in the notice of the meeting.
     SECTION 4. NOTICES. Notice of all meetings of stockholders shall be given as follows, to wit: - A written notice, stating the place, day and hour thereof, shall be given by the Clerk or an Assistant Clerk (or the person or persons calling the meeting), at least ten days before the meeting, to each stockholder entitled to vote thereat and to each stockholder who, by law, the Articles of Organization, or these By-laws, is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears upon the books of the corporation. Notices of all meetings of stockholders shall state the purposes for which the meetings are called. No notice need be given to any stockholder if a written waiver of notice, executed before or after the meeting by the stockholder or his attorney thereunto authorized is filed with the records of the meeting.
     SECTION 5. QUORUM. At any meeting of stockholders a quorum for the transaction of business shall consist of one or more individuals appearing in person and/or as proxies and owning and/or representing a majority of the shares of the corporation then outstanding and entitled to vote, provided that less than such quorum shall have the power to adjourn the meeting from time to time.
     SECTION 6. VOTING AND PROXIES. Each stockholder shall have one vote for each share of stock entitled to vote and a proportionate vote for any fractional share entitled to vote, held by him of record according to the records of the corporation, unless otherwise provided by the Articles of Organization. Stockholders may vote either in person or by written proxy dated not more than six months before the meeting named therein. Proxies shall be filed with the Clerk before being voted at any meeting or any adjournment thereof. Except as otherwise limited therein, proxies shall entitle the persons named therein to vote at the meeting specified herein and at any adjourned session of such meeting but shall not be valid after final adjournment of the meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.
     SECTION 7. ACTION AT MEETING. When a quorum is present, the action of the stockholders on any matter properly brought before such meeting shall be decided by the holders of a majority of the stock present or represented and entitled to vote and voting on such matter, except where a different vote is required by law, the Articles of Organization or these By-laws. Any election by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election. No ballot shall be required for such election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.
     SECTION 8.  SPECIAL ACTION.   Any action to be taken by stockholders
may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action by a writing filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at a meeting.
     SECTION 9. RECORD DATE. The Directors may fix in advance a time which shall be not more than sixty days prior to (a) the date of any meeting of stockholders;(b) the date for the payment of any dividend or the making of any distribution to stockholders, or (c) the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof, the right to receive such dividend or distribution, or the right to give such consent or dissent. In such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date. Without fixing such record date the Directors may for any of such purposes close the transfer books for all or any part of such period.
                              ARTICLE SECOND
                                 DIRECTORS
     SECTION 1. POWERS. The Board of Directors, subject to any action at any time taken by such stockholders as then have the right to vote, shall have the entire charge, control and management of the corporation, its property and business and may exercise all or any of its powers.
     SECTION 2. ELECTION, VACANCIES, NUMBER AND TENURE. The Board of Directors shall consist of not less than three nor more than ten (10) Directors, the exact number of Directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the whole Board of Directors, and such exact number shall be ten (10) until otherwise determined by resolution adopted by affirmative vote of a majority of the whole Board of Directors. Notwithstanding the foregoing, in case of any vacancy in the Board of Directors, the Board may act by its then members without regard to number. As used herein, the term "whole Board" means the total number of Directors which the Corporation would have if there were no vacancies. The Board of Directors shall divide the Directors into three classes and, when the number of Directors is changed, shall determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided, that no decrease in the number of Directors shall affect the term of any Director then in office. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more Directors of the Corporation, the terms of the Director or Directors elected by such holders shall expire
at the next succeeding annual meeting of stockholders.   The term of office
of Directors elected at the 1983 Special Meeting of Stockholders in lieu of Annual Meeting shall be as follows: the term of office of Directors of the first class shall expire at the first annual meeting of stockholders after their election; the term of office of Directors of the second class shall expire at the second annual meeting of stockholders after their election; and the term of office of Directors of the third class shall expire at the third annual meeting of stockholders after their election; and as to Directors of each class, when their respective successors are elected and qualified. At each annual meeting of stockholders subsequent to such Special Meeting of Stockholders in lieu of Annual Meeting, Directors elected to succeed those whose terms are expiring shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders and when their respective successors are elected and qualified.
     Vacancies in the Board of Directors, however caused, and newly created directorships shall be filled solely by a majority vote of the Directors then in office, whether or not a quorum, which majority must include at least 60% of the Non-Acquiring Directors, and any Director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which the Director has been chosen expires and when the Director's successor is elected and qualified.
     THIS BY-LAW MAY ONLY BE AMENDED, ALTERED, CHANGED OR REPEALED (A) AT A MEETING OF THE CORPORATION'S STOCKHOLDERS CALLED AT LEAST IN PART FOR THAT PURPOSE BY THE AFFIRMATIVE VOTE OF AT LEAST A MAJORITY OF THE SHARES OF EACH CLASS REPRESENTED IN PERSON OR BY PROXY AT SUCH MEETING AND ENTITLED TO VOTE THEREON, WHICH MAJORITY MUST INCLUDE AT LEAST 60% OF ALL SHARES OF EACH CLASS HELD BY NON-ACQUIRING STOCKHOLDERS (AS DEFINED BELOW) PRESENT IN PERSON OR BY PROXY AT SUCH MEETING AND ENTITLED TO VOTE OR (B) AT A MEETING OF THE BOARD OF DIRECTORS CALLED AT LEAST IN PART FOR THAT PURPOSE, BY THE AFFIRMATIVE VOTE OF AT LEAST 60% OF THE NON-ACQUIRING DIRECTORS (AS DEFINED BELOW) THEN IN OFFICE. IF SO AMENDED BY THE DIRECTORS, THIS BY-LAW MAY BE FURTHER AMENDED OR REPEALED BY THE STOCKHOLDERS IN THE MANNER DESCRIBED ABOVE.
     A corporation, person or other entity which after the end of the Company's 1983 fiscal year (June 25, 1983) for the first time became or becomes the beneficial owner, directly or indirectly, of 5% or more of this corporation's outstanding voting securities (taken together as a single class) is referred to in this by-law as an "Acquiring Entity". For purposes of this by-law, any stockholder who is not an Acquiring Entity shall be known as a "Non-Acquiring Stockholder" and any member of the Board of directors who is unaffiliated, directly or indirectly, with an Acquiring Entity, shall be known as a "Non-Acquiring Director."
     FOR PURPOSES OF THIS BY-LAW, ANY CORPORATION, PERSON OR ENTITY WILL BE DEEMED TO BE BENEFICIAL OWNER OF ANY VOTING SECURITIES OF THIS CORPORATION:
     (a)  which it owns directly, whether or not of record, or
     (B)  WHICH IT HAS THE RIGHT TO ACQUIRE PURSUANT TO ANY
     agreement or arrangement or understanding or upon exercise of conversion rights, exchange rights, warrants or options or otherwise, or
     (C) WHICH ARE BENEFICIALLY OWNED, DIRECTLY OR INDIRECTLY (INCLUDING SHARES DEEMED TO BE OWNED THROUGH APPLICATION OF CLAUSE (B) ABOVE), BY ANY "AFFILIATE" OR "ASSOCIATE" AS THOSE TERMS ARE DEFINED IN RULE 12B-2 OF THE GENERAL RULES AND REGULATIONS UNDER THE SECURITIES EXCHANGE ACT OF 1934 AS IN EFFECT ON NOVEMBER 9, 1983, OR
     (d) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (b) above), by any other corporation, person or entity with which it or any of its "affiliates" or "associates" has any agreement or arrangement or understanding for the purpose of acquiring, holding, voting or disposing of voting securities of this corporation.
     FOR THE PURPOSES ONLY OF DETERMINING WHETHER A CORPORATION, PERSON OR OTHER ENTITY OWNS BENEFICIALLY, DIRECTLY OR INDIRECTLY, 5% OR MORE OF THE OUTSTANDING VOTING SECURITIES OF THIS CORPORATION, THE OUTSTANDING VOTING SECURITIES OF THIS CORPORATION WILL BE DEEMED TO INCLUDE ANY VOTING SECURITIES THAT MAY BE ISSUABLE PURSUANT TO ANY AGREEMENT, ARRANGEMENT OR UNDERSTANDING OR UPON EXERCISE OF CONVERSION RIGHTS, EXCHANGE RIGHTS, WARRANTS, OPTIONS OR OTHERWISE WHICH ARE DEEMED TO BE BENEFICIALLY OWNED BY SUCH CORPORATION, PERSON OR OTHER ENTITY PURSUANT TO THE FOREGOING PROVISIONS OF THIS BY-LAW.
     A majority of the Non-Acquiring Directors of this corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this by-law, including without limitation (a) whether a person is an Acquiring Entity, (b) the number of shares of voting stock beneficially owned by any person, (c) whether a person is an affiliate of another, and
(d) all other issues of fact needed to be determined hereunder; and the good faith determination of a majority of the Non-Acquiring Directors on such matters shall be conclusive and binding.
     SECTION 3.  Intentionally omitted
     SECTION 4.  Intentionally omitted
     SECTION 5. RESIGNATION. Any Director may resign by delivering his written resignation to the corporation at its principal office or upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.
     SECTION 6. REMOVAL. A Director may be removed with or without cause. Such removal may be effected either (a) at any annual or special meeting of the stockholders by the affirmative vote of a majority of the shares present, which majority must include at least 60% of the voting securities of each class held by the Non-Acquiring Stockholders (as defined below) present in person or by proxy at such meeting and entitled to vote in the election of Directors, or (b) at any annual or special meeting of the Board of Directors by a vote of at least 60% of the Non-Acquiring Directors (as defined below) then in office. A Director may be removed for cause only after he has received a copy of the charges against him, delivered to him personally or by mail at his address appearing upon the records of the corporation at least 30 days prior to the adoption of the resolution for his removal, and an opportunity to be heard on such charges before the body proposing to remove him.
     THIS BY-LAW MAY ONLY BE AMENDED, ALTERED, CHANGED OR REPEALED (A) AT A MEETING OF THE CORPORATION'S STOCKHOLDERS CALLED AT LEAST IN PART FOR THAT PURPOSE BY THE AFFIRMATIVE VOTE OF AT LEAST A MAJORITY OF THE SHARES OF EACH CLASS REPRESENTED IN PERSON OR BY PROXY AT SUCH MEETING AND ENTITLED TO VOTE THEREON, WHICH MAJORITY MUST INCLUDE AT LEAST 60% OF ALL SHARES OF EACH CLASS HELD BY NON-ACQUIRING STOCKHOLDERS PRESENT IN PERSON OR BY PROXY AT SUCH MEETING AND ENTITLED TO VOTE OR (B) AT A MEETING OF THE BOARD OF DIRECTORS CALLED AT LEAST IN PART FOR THAT PURPOSE, BY THE AFFIRMATIVE VOTE OF AT LEAST 60% OF THE NON-ACQUIRING DIRECTORS THEN IN OFFICE. IF SO AMENDED BY THE DIRECTORS, THIS BY-LAW MAY BE FURTHER AMENDED OR REPEALED BY THE STOCKHOLDERS IN THE MANNER DESCRIBED ABOVE.
     A corporation, person or other entity which after the end of the Company's 1983 fiscal year (June 25, 1983) for the first time became or becomes the beneficial owner, directly or indirectly, of 5% or more of this corporation's outstanding voting securities (taken together as a single class) is referred to in this by-law as an "Acquiring Entity". For purposes of this by-law, any stockholder who is not an Acquiring Entity shall be known as a "Non-Acquiring Stockholder" and any member of the Board of Directors who is unaffiliated, directly or indirectly, with an Acquiring Entity shall be known as a "Non-Acquiring Director."
     FOR THE PURPOSES OF THIS BY-LAW, ANY CORPORATION, PERSON OR ENTITY WILL BE DEEMED TO BE BENEFICIAL OWNER OF ANY VOTING SECURITIES OF THIS
CORPORATION:
     (a)  which it owns directly, whether or not of record, or
     (B) WHICH IT HAS THE RIGHT TO ACQUIRE PURSUANT TO ANY AGREEMENT OR ARRANGEMENT OR UNDERSTANDING OR UPON ANY EXERCISE OF CONVERSION RIGHTS, EXCHANGE RIGHTS, WARRANTS OR OPTIONS OR OTHERWISE, OR
     (c) which are beneficially owned, directly or indirectly (including shares deemed to be owned through application of clause (b) above), by any "affiliate" or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on November 9, 1983, or
     (D) WHICH ARE BENEFICIALLY OWNED, DIRECTLY OR INDIRECTLY (INCLUDING SHARES DEEMED OWNED THROUGH APPLICATION OF CLAUSE (B) ABOVE), BY ANY OTHER CORPORATION, PERSON OR ENTITY WHICH IT OR ANY OF ITS "AFFILIATES" OR "ASSOCIATES" HAS ANY AGREEMENT OR ARRANGEMENT OR UNDERSTANDING FOR THE PURPOSE OF ACQUIRING, HOLDING, VOTING OR DISPOSING OF VOTING SECURITIES OF THIS CORPORATION.
     For the purposes only of determining whether a corporation, person or other entity owns beneficially, directly or indirectly, 5% or more of the outstanding voting securities of this corporation, the outstanding voting securities of this corporation will be deemed to include any voting securities that may be issuable pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, exchange rights, warrants, options or otherwise which are deemed to be beneficially owned by such corporation, person or other entity pursuant to the foregoing provisions of this by-law.
     A MAJORITY OF THE NON-ACQUIRING DIRECTORS OF THIS CORPORATION SHALL HAVE THE POWER AND DUTY TO DETERMINE, ON THE BASIS OF INFORMATION KNOWN TO THEM AFTER REASONABLE INQUIRY, ALL FACTS NECESSARY TO DETERMINE COMPLIANCE WITH THIS BY-LAW, INCLUDING WITHOUT LIMITATION (A) WHETHER A PERSON IS AN ACQUIRING ENTITY, (B) THE NUMBER OF SHARES OF VOTING STOCK BENEFICIALLY OWNED BY ANY PERSON, (C) WHETHER A PERSON IS AN AFFILIATE OF ANOTHER, AND
(D) ALL OTHER ISSUES OF FACT NEEDED TO BE DETERMINED HEREUNDER; AND THE GOOD FAITH DETERMINATION OF A MAJORITY OF THE NON-ACQUIRING DIRECTORS ON SUCH MATTES SHALL BE CONCLUSIVE AND BINDING.
     SECTION 7. ANNUAL MEETING. Immediately after each annual meeting of stockholders, or the special meeting held in lieu thereof, and at the place thereof, if a quorum of the Directors elected at such meeting were present thereat, there shall be a meeting of the Directors without notice; but if such a quorum of the Directors elected thereat were not present at such meeting, or if present do not proceed immediately thereafter to hold a meeting of the Directors, the annual meeting of the Directors shall be called in the manner hereinafter provided with respect to the call of special meetings of Directors.
     SECTION 8. REGULAR MEETINGS. Regular meetings of the Directors may be held at such times and places as shall from time to time be fixed by resolution of the Board and no notice need by given of regular meetings held at times and places so fixed, PROVIDED, HOWEVER, that any resolution relating to the holding of regular meetings shall remain in force only until the next annual meeting of stockholders, or the special meeting held in lieu thereof, and that if at any meeting of Directors at which a resolution is adopted fixing the times or place or places for any regular meetings any Director is absent, no meeting shall be held pursuant to such resolution until either each such absent Director has in writing or by telegram approved the resolution or seven days have elapsed after a copy of the resolution certified by the Clerk has been mailed, postage prepaid, addressed to each such absent Director at his last known home or business address.
     SECTION 9. SPECIAL MEETINGS. Special meetings of the Directors may be called by the President or by the Treasurer or by any two Directors and shall be held at the place designated in the call thereof.
     SECTION 10. NOTICES. Notices of any special meeting of the Directors shall be given by the Clerk to each Director, by mailing to him, postage prepaid, and addressed to him at his address as registered on the books of the corporation, or if not so registered at his last known home or business address, a written notice of such meeting at least four days before the meeting or by delivering such notice to him at least forty-eight hours before the meeting or by sending to him at least forty-eight hours before the meeting, by prepaid telegram addressed to him at such address, notice of such meeting. If the Clerk refuses or neglects for more than twenty-four hours after receipt of the call to give notice of such special meeting, or if the office of Clerk is vacant or the Clerk is absent from the Commonwealth of Massachusetts, or incapacitated, such notice may be given by the officer or one of the Directors calling the meeting. Notice need not be given to any Director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or if any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice of a Directors' meeting need not specify the purposes of the meeting.
     SECTION 11. QUORUM. At any meeting of the Directors a majority of the number of Directors required to constitute a full Board, as fixed in or determined pursuant to these By-laws as then in effect, shall constitute a quorum for the transaction of business; provided always that any number of Directors (whether one or more and whether or not constituting a quorum) present at any meeting or at any adjourned meeting may make any reasonable adjourned thereof.
     SECTION 12. ACTION AT MEETING. At any meeting of the Directors at which a quorum is present, the action of the Directors on any matter brought before the meeting shall be decided by the vote of a majority of those present and voting, unless a different vote is required by law, the Articles of Organization, or these By-laws.
     SECTION 13. SPECIAL ACTION. Any action by the Directors may be taken without a meeting if a written consent thereto is signed by all the directors and filed with the records of the Directors' meetings. Such consent shall be treated as a vote of the Directors for all purposes.
     SECTION 14. COMMITTEES. The Directors may, by vote of a majority of the number of Directors required to constitute a full Board as fixed in or determined pursuant to these By-laws as then in effect, elect from their number an executive or other committees and may by like vote delegate thereto some or all of their powers except those which by law, the Articles of Organization or these By-laws they are prohibited from delegating. Except as the Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Directors or in such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these By-laws for the Directors.
                               ARTICLE THIRD
                                 OFFICERS
     SECTION 1. ENUMERATION. The officers of the corporation shall be a President, a Treasurer, a Clerk, and such Vice Presidents, Assistant Treasurers, Assistant Clerks, and other officers as may from time to time be determined by the Directors.
     SECTION 2. ELECTION. The President, Treasurer and Clerk shall be elected annually by the Directors at their first meeting following the annual meeting of stockholders, or the special meeting held in lieu thereof. Other officers may be chosen by the Directors at such meeting or at any other meeting.
     SECTION 3. QUALIFICATION. The President may, but need not be, a Director. No officer need be a stockholder. Any two or more offices may be held by the same person, provided that the President and Clerk shall not be the same person. The Clerk shall be a resident of Massachusetts unless the corporation has a resident agent appointed for the purpose of service of process. Any officer may be required by the Directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the Directors may determine.
     SECTION 4. TENURE. Except as otherwise provided by law, by the Articles of Organization or by these By-laws, the President, Treasurer and Clerk shall hold office until the first meeting of the Directors following the annual meeting of stockholders, or the special meeting held in lieu thereof, and thereafter until his successor is chosen and qualified. Other officers shall hold office until the first meeting of the Directors following the annual meeting of stockholders, or the special meeting held in lieu thereof, unless a shorter term is specified in the vote choosing or appointing them. Any officer may resign by delivering his written resignation to the corporation at its principal office or to the President or Clerk, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.
     SECTION 5. REMOVAL. The Directors may remove any officer with or without cause by a vote of a majority of the entire number of Directors then in office, provided, that an officer may be removed for cause only after reasonable notice and opportunity to be heard by the Board of Directors prior to action thereon.
     SECTION 6. PRESIDENT. The President when present shall preside at all meetings of the stockholders and of the Directors. It shall be his duty and he shall have the power to see that all orders and resolutions of the Directors are carried into effect. The President, as soon as reasonably possible after the close of each fiscal year, shall submit to the Directors a report of the operations of the corporation for such year and a statement of its affairs and shall from time to time report to the Directors all matters within his knowledge which the interests of the
corporation may require to be brought to its notice.   The President shall
perform such duties and have such powers additional to the foregoing as the Directors shall designate.
     SECTION 7. VICE PRESIDENTS. In the absence or disability of the President, his powers and duties shall be performed by the Vice President, if only one, or, if more than one, by the one designated for the purpose by the Directors. Each Vice President shall have such other powers and perform such other duties as the Directors shall from time to time designate.
     SECTION 8. TREASURER. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as shall be designated by the Directors or in the absence of such designation in such depositories as he shall from time to time deem proper. He shall disburse the funds of the corporation as shall be ordered by the Directors, taking proper vouchers for such disbursements. He shall promptly render to the President and to the Directors such statements of his transactions and accounts as the President and Directors respectively may from time to time require. The Treasurer shall perform such duties and have such powers additional to the foregoing as the Directors may designate.
     SECTION 9. ASSISTANT TREASURERS. In the absence or disability of the Treasurer, his powers and duties shall be performed by the Assistant Treasurer, if only one, or, if more than one, by the one designated for the purpose by the Directors. Each Assistant Treasurer shall have such other powers and perform such other duties as the Directors shall from time to time designate.
     SECTION 10. CLERK. The Clerk shall record in books kept for the purpose all votes and proceedings of the stockholders and, if there be no Secretary or Assistant Secretary, of the Directors at their meetings. Unless the Directors shall appoint a transfer agent and/or registrar or other officer or officers for the purpose, the Clerk shall be charged with the duty of keeping, or causing to be kept, accurate records of all stock outstanding, stock certificates issued and stock transfers; and, subject to such other or different rules as shall be adopted from time to time by the Directors, such records may be kept solely in the stock certificate books. The Clerk shall perform such duties and have such powers additional to the foregoing as the Directors shall designate.
     SECTION 11. ASSISTANT CLERKS. In the absence of the Clerk from any meeting of the stockholders or, if there be no Secretary or Assistant Secretary, from any meeting of the Directors, the Assistant Clerk, if one be elected, or, if there be more than one, the one designated for the purpose by the Directors, otherwise a Temporary Clerk designated by the person presiding at the meeting shall perform the duties of the Clerk.
Each Assistant Clerk shall have such other powers and perform such other duties as the Directors may from time to time designate.
     SECTION 12. SECRETARY AND ASSISTANT SECRETARIES. If a Secretary is elected, he shall keep a record of the meetings of the Directors and in his absence, an Assistant Secretary, if one be elected, or, if there be more than one, the one designated for the purpose by the Directors, otherwise a Temporary Secretary designated by the person presiding at the meeting, shall perform the duties of the Secretary. Each Assistant Secretary shall have such other powers and perform such other duties as the Directors may from time to time designate.
                              ARTICLE FOURTH
                   PROVISIONS RELATING TO CAPITAL STOCK
     SECTION 1. CERTIFICATES OF STOCK. Each stockholder shall be entitled to a certificate or certificates representing in the aggregate the shares owned by him and certifying the number and class thereof, which shall be in such form as the Directors shall adopt. Each certificate of stock shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer, but when a certificate is countersigned by a transfer agent or a registrar, other than a Director, officer or employee of the corporation, such signatures may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer pursuant to the Articles of Organization, the By-laws or any agreement to which the corporation is a party, shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back either the full text of the restriction or a statement of the existence of such restriction and a statement that the corporation will furnish a copy to the holder of such certificate upon written request and without charge. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.
     SECTION 2. TRANSFER OF STOCK. The stock of the corporation shall be transferable, so as to affect the rights of the corporation, only by transfer recorded on the books of the corporation, in person or by duly authorized attorney, and upon the surrender of the certificate of certificates properly endorsed or assigned.
     SECTION 3. EQUITABLE INTERESTS NOT RECOGNIZED. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact hereof and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person except as may be otherwise expressly provided by law.
     SECTION 4. LOST OR DESTROYED CERTIFICATES. The Directors of the corporation may, subject to Massachusetts General Laws, Chapter 156B,
Section 29, as amended from time to time, determine the conditions upon which a new certificate of stock may be issued in place of any certificate alleged to have been lost, destroyed, or mutilated.
                               ARTICLE FIFTH
                        STOCK IN OTHER CORPORATIONS
     Except as the Directors may otherwise designate, the President or Treasurer may waive notice of, and appoint any person or persons to act as proxy or attorney in fact for this corporation (with or without power of substitution) at, any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this corporation.
                               ARTICLE SIXTH
                           Inspection of Records
     BOOKS, ACCOUNTS, DOCUMENTS AND RECORDS OF THE CORPORATION SHALL BE OPEN TO INSPECTION BY ANY DIRECTOR AT ALL TIMES DURING THE USUAL HOURS OF BUSINESS. THE ORIGINAL, OR ATTESTED COPIES, OF THE ARTICLES OF ORGANIZATION, BY-LAWS AND RECORDS OF ALL MEETINGS OF THE INCORPORATORS AND STOCKHOLDERS, AND THE STOCK AND TRANSFER RECORDS, WHICH SHALL CONTAIN THE NAMES OF ALL STOCKHOLDERS AND THE RECORD ADDRESS AND THE AMOUNT OF STOCK HELD BY EACH, SHALL BE KEPT IN MASSACHUSETTS AT THE PRINCIPAL OFFICE OF THE CORPORATION, OR AT AN OFFICE OF ITS TRANSFER AGENT OR OF THE CLERK OR OF ITS REGISTERED AGENT. SAID COPIES AND RECORDS NEED NOT ALL BE KEPT IN THE SAME OFFICE. THEY SHALL BE AVAILABLE AT ALL REASONABLE TIMES TO THE INSPECTION OF ANY STOCKHOLDER FOR ANY PROPER PURPOSE BUT NOT TO SECURE A LIST OF STOCKHOLDERS FOR THE PURPOSE OF SELLING SAID LIST OR COPIES THEREOF OR OF USING THE SAME FOR A PURPOSE OTHER THAN IN THE INTEREST OF THE APPLICANT, AS A STOCKHOLDER, RELATIVE TO THE AFFAIRS OF THE CORPORATION.
                              ARTICLE SEVENTH
                CHECKS, NOTES, DRAFTS AND OTHER INSTRUMENTS
     Checks, notes, drafts and other instruments for the payment of money drawn or endorsed in the name of the corporation may be signed by any officer or officer or person or persons authorized by the Directors to sign the same. No officer or person shall sign any such instrument as aforesaid unless authorized by the Directors to do so.
                              ARTICLE EIGHTH
                                   Seal
     THE SEAL OF THE CORPORATION SHALL BE CIRCULAR IN FORM, BEARING ITS NAME, THE WORD "MASSACHUSETTS", AND THE YEAR OF ITS INCORPORATION. THE TREASURER SHALL HAVE CUSTODY OF THE SEAL AND MAY AFFIX THE SEAL (AS MAY ANY OTHER OFFICER IF AUTHORIZED BY THE DIRECTORS) TO ANY INSTRUMENT REQUIRING THE CORPORATE SEAL.
                               ARTICLE NINTH
     THE FISCAL YEAR OF THE CORPORATION SHALL BE THE 52 OR 53 WEEK PERIOD ENDING WITH THE LAST SATURDAY OF JUNE IN EACH YEAR.
                               ARTICLE TENTH
                                AMENDMENTS
     These By-Laws may only be amended, altered, changed or repealed (a) at a meeting of this corporation's stockholders, called at least in part for the purpose of considering the proposed amendment, by the affirmative vote of at least a majority of the shares of each class represented in person or by proxy at such meeting and entitled to vote thereon, which majority must include at least 60% of all shares of each class held by Non-Acquiring Stockholders present in person or by proxy at such meeting and entitled to vote, or (b) at a meeting of the Board of Directors called at least in part for the purpose of considering the proposed amendment by the affirmative vote of at least 60% of the Non-Acquiring Directors then in office. Any By-Law adopted or amended by the Directors may be further amended or repealed by the stockholders in the manner described above.
     A CORPORATION, PERSON OR OTHER ENTITY WHICH AFTER THE END OF THE COMPANY'S 1983 FISCAL YEAR (JUNE 25, 1983) FOR THE FIRST TIME BECAME OR BECOMES THE BENEFICIAL OWNER, DIRECTLY OR INDIRECTLY, OF 5% OR MORE OF THIS CORPORATION'S OUTSTANDING VOTING SECURITIES (TAKEN TOGETHER AS A SINGLE CLASS) IS REFERRED TO IN THIS BY-LAW AS AN "ACQUIRING ENTITY". FOR PURPOSES OF THIS BY-LAW, ANY STOCKHOLDER WHO IS NOT AN ACQUIRING ENTITY SHALL BE KNOWN AS A "NON-ACQUIRING STOCKHOLDER" AND ANY MEMBER OF THE BOARD OF DIRECTORS WHO IS UNAFFILIATED, DIRECTLY OR INDIRECTLY, WITH AN ACQUIRING ENTITY, SHALL BE KNOWN AS A "NON-ACQUIRING DIRECTOR."
     For purposes of this by-law, any corporation, person or entity will be deemed to be beneficial owner of any voting securities of this corporation:
     (A)  WHICH IT OWNS DIRECTLY, WHETHER OR NOT OF RECORD, OR
     (b) which it has the right to acquire pursuant to any agreement or arrangement or understanding or upon exercise of conversion rights, exchange rights, warrants or options or otherwise, or
     (C) WHICH ARE BENEFICIALLY OWNED, DIRECTLY OR INDIRECTLY (INCLUDING SHARES DEEMED TO BE OWNED THROUGH APPLICATION OF CLAUSE (B) ABOVE), BY ANY "AFFILIATE" OR "ASSOCIATE" AS THOSE TERMS ARE DEFINED IN RULE 12B-2 OF THE GENERAL RULES AND REGULATIONS UNDER THE SECURITIES EXCHANGE ACT OF 1934 AS IN EFFECT ON NOVEMBER 9, 1983, OR
     (d) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (b) above), by any other corporation, person or entity with which it or any of its "affiliates" or "associates" has any agreement or arrangement or understanding for the purpose of acquiring, holding, voting or disposing of voting securities of this corporation.
     FOR THE PURPOSES ONLY OF DETERMINING WHETHER A CORPORATION, PERSON OR OTHER ENTITY OWNS BENEFICIALLY, DIRECTLY OR INDIRECTLY, 5% OR MORE OF THE OUTSTANDING VOTING SECURITIES OF THIS CORPORATION, THE OUTSTANDING VOTING SECURITIES OF THIS CORPORATION WILL BE DEEMED TO INCLUDE ANY VOTING SECURITIES THAT MAY BE ISSUABLE PURSUANT TO ANY AGREEMENT, ARRANGEMENT OR UNDERSTANDING OR UPON EXERCISE OF CONVERSION RIGHTS, EXCHANGE RIGHTS, WARRANTS, OPTIONS OR OTHERWISE WHICH ARE DEEMED TO BE BENEFICIALLY OWNED BY SUCH CORPORATION, PERSON OR OTHER ENTITY PURSUANT TO THE FOREGOING PROVISIONS OF THIS BY-LAW.
     A majority of the Non-Acquiring Directors of this corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this by-law, including without limitation (a) whether a person is an Acquiring Entity, (b) the number of shares of voting stock beneficially owned by any person, (c) whether a person is an affiliate of another, and
(d) all other issues of fact needed to be determined hereunder; and the good faith determination of a majority of the Non-Acquiring Directors on such matters shall be conclusive and binding.
                             ARTICLE ELEVENTH
                     Transactions With Related Parties
     THE CORPORATION MAY ENTER INTO CONTRACTS OR TRANSACT BUSINESS WITH ONE OR MORE OF ITS DIRECTORS, OFFICERS, OR STOCKHOLDERS OR WITH ANY CORPORATION, ASSOCIATION, TRUST COMPANY, ORGANIZATION OR OTHER CONCERN IN WHICH ANY ONE OR MORE OF ITS DIRECTORS, OFFICERS OR STOCKHOLDERS ARE DIRECTORS, OFFICERS, TRUSTEES, SHAREHOLDERS, BENEFICIARIES OR STOCKHOLDERS OR OTHERWISE INTERESTED AND OTHER CONTRACTS OR TRANSACTIONS IN WHICH ANY ONE OR MORE OF ITS DIRECTORS, OFFICERS OR STOCKHOLDERS IS IN ANY WAY INTERESTED; AND IN THE ABSENCE OF FRAUD, NO SUCH CONTRACT OR TRANSACTION SHALL BE INVALIDATED OR IN ANY WAY AFFECTED BY THE FACT THAT SUCH DIRECTORS, OFFICERS OR STOCKHOLDERS OF THE CORPORATION HAVE OR MAY HAVE INTERESTS WHICH ARE OR MIGHT BE ADVERSE TO THE INTEREST OF THE CORPORATION EVEN THOUGH THE VOTE OR ACTION OF DIRECTORS, OFFICERS OR STOCKHOLDERS HAVING SUCH ADVERSE INTERESTS MAY HAVE BEEN NECESSARY TO OBLIGATE THE CORPORATION UPON SUCH CONTRACT OR TRANSACTION. AT ANY MEETING OF THE BOARD OF DIRECTORS OF THE CORPORATION (OR ANY DULY AUTHORIZED COMMITTEE THEREOF) WHICH SHALL AUTHORIZE OR RATIFY ANY SUCH CONTRACT OR TRANSACTION, ANY SUCH DIRECTOR OR DIRECTORS, MAY VOTE OR ACT THEREAT WITH LIKE FORCE AND EFFECT AS IF HE HAD NOT SUCH INTEREST, PROVIDED, in such case the nature of such interest (though not necessarily the extent or details thereof) shall be disclosed or shall have been known to the Directors or a majority thereof. A general notice that a Director or officer is interested in any corporation or other concern of any kind above referred to shall be a sufficient disclosure as to such Director or officer with respect to all contracts and transactions with such corporation or other concern. No Director shall be disqualified from holding office as Director or officer of the corporation by reason of any such adverse interests. In the absence of fraud, no Director, officer or stockholder having such adverse interest shall be liable to the corporation or to any stockholder or creditor thereof or to any other person for any loss incurred by it under or by reason of such contract or transaction, nor shall any such Director, officer or stockholder be accountable for any gains or profits realized thereon.
                              ARTICLE TWELFTH
                 INDEMNIFICATION OF OFFICERS AND DIRECTORS
     In order to induce officers and Directors of the corporation to serve as such and as partial consideration for such services the corporation shall reimburse, exonerate and hold harmless and indemnify each present and future Director and officer of the corporation of, from and against any and all claims and liabilities to which he may become subject by reason of his being a Director or officer of the corporation or by reason of his alleged acts or omissions as a Director or officer as aforesaid, and shall reimburse, exonerate, hold harmless and indemnify each such Director and officer for all legal and other expenses reasonably paid or incurred by him in connection with any such claims or liabilities, whether or not at or prior to the time when so reimbursed, exonerated, held harmless and indemnified he had ceased to be a Director or officer of the corporation, unless such Director or officer shall have been finally adjudged by a court of competent jurisdiction, not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation. The corporation prior to such final adjudication may compromise, settle, pay and discharge any such claims and liabilities and pay such expenses if such settlement, payment or discharge, as the case may be, appears in the judgment of a majority of the Board of Directors to be for the best interests of the corporation, evidenced by a resolution to that effect adopted after receipt by the corporation of a written opinion of counsel for the corporation to the effect that such director or officer has acted in good faith in the reasonable belief that his action was in the best interests of the corporation, in connection with the matters involved in such compromise, settlement, payment and discharge. The foregoing rights of such Directors and officers shall not be exclusive of any other rights to which they may be lawfully entitled.